Subsidiary Jurisdiction Crynssen Pharma Group Limited Malta Union Acquisition Corp. II Cayman Islands Procaps S.A. Colombia C.I. Procaps S.A. Colombia Funtrition S.A.S. Colombia Crynssen Pharma S.A.S. Colombia Procaps S.A. de C.V. El Salvador Biokemical, S.A. de C.V. El Salvador Diabetrics Healthcare SA de CV Mexico CDI Sociedad Anónima Nicaragua CDI Sociedad Anónima Guatemala Novagel Pharma GmbH Switzerland Pharmarketing S.A. Panama Pharmarketing Dominicana S.R.L. Dominican Republic Pharmarketing Costa Rica S.A. Costa Rica Unimed del Perú S.A. Peru Roddome Pharmaceutical S.A. Ecuador Colbras Industria E Comercio Ltda. Brazil Rymco Medical S.A.S. Colombia Horslig GmbH Switzerland Pharminter GmbH Switzerland Sofgen Pharmaceuticals LLC United States Diabetrics Healthcare S.A.S. Colombia Unimed Farmaceutica Holding S.L. Spain Allophane Holdings S.L. Spain Hadwen International Limited British Virgin Islands Avisol Investments Limited British Virgin Islands DBM International CV Netherlands Sofgen Pharma LLC United States Industrias Kadima S.A.S. Colombia Inversiones Jades S.A.S. Colombia Inversiones Ganeden S.A.S. Colombia Inversiones Henia S.A.S. Colombia Inversiones Crynseen S.A.S. Colombia Colombiana de Suministros Médicos Hospitalarios – Colmed Ltda- Colombia Pharmayect S.A. Colombia Procaps Paraguay S.A. Paraguay Funtrition LLC United States List of Subsidiaries